A SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                          American Medical Alert Corp.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                          AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                            OCEANSIDE, NEW YORK 11572
                            -------------------------

Dear Shareholder:

                  Due to the inadvertent omission of the financial statements from the Corporation's annual report, we are re-mailing all proxy solicitation materials to all of the Corporation's shareholders as of July 2, 2001, the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting of shareholders of American Medical Alert Corp. to be held on August 16, 2001.

                  We have also amended the proxy statement to include updated information with respect to security ownership of certain beneficial owners and management of the Corporation.

                  In connection with the re-mailing of all proxy solicitation materials, we are enclosing herein a new BLUE proxy card. WE REQUEST THAT YOU
                                         ----             -------------------
SUBMIT A NEW VOTE OF YOUR SHARES. IF YOU HAVE PREVIOUSLY MAILED IN A WHITE PROXY
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CARD, THAT VOTE WILL NOT BE COUNTED. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
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THE ENCLOSED BLUE PROXY CARD IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. You
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may of course, attend the Annual Meeting and vote in person even if you have mailed your proxy card.

                  The Corporation desires that every shareholder have ample opportunity to exercise a vote at the Annual Meeting, following a review of all relevant and up to date information regarding the Corporation. We regret any inconvenience.

                                            On behalf of the Board of Directors,


                                            JOHN ROGERS
                                            Secretary

Oceanside, New York
July 25, 2001


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